UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2009

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01      Other Events.

The Company issued a press release on November 30, 2009 announcing a definitive agreement to acquire privately held Ascent Healthcare Solutions, Inc.  Under the terms of the agreement, Stryker will acquire Ascent Healthcare Solutions for $525 million in an all cash transaction. The closing is conditioned on the expiration or termination of all applicable waiting periods pursuant to the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.  A copy of this press release is attached hereto as Exhibit 99.1.

In addition, the Company issued a press release on December 3, 2009 announcing that its Board of Directors has authorized the Company to repurchase up to $750 million of its common stock and has declared its first quarterly dividend of $0.15 per share payable January 29, 2010 to shareholders of record at the close of business on December 30, 2009.  A copy of this press release is attached hereto as Exhibit 99.2.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(c)                    Exhibits

The following exhibits are included with this Report:

Exhibit

99.1                 Press release announcing a definitive agreement to acquire privately held Ascent Healthcare Solutions, Inc.

99.2                 Press release announcing authorization for the Company to repurchase up to $750 million of its common stock and first quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

(Registrant)

December 3, 2009                                           /s/ CURT R. HARTMAN

Date                                                                Curt R. Hartman

Vice President and Chief Financial Officer